NOTEHOLDER REGISTRATION RIGHTS AGREEMENT


           NOTEHOLDER  REGISTRATION  RIGHTS  AGREEMENT, dated  as  of
August 2, 1996 (this "Agreement"), by Homeland Holding Corporation, a Delaware corporation ("Holding"), and Homeland Stores, Inc. ("Homeland"), for the benefit of the beneficial owners as of the Confirmation Date
(as such term and other capitalized terms are defined in Section 1.1) of Old Notes (the "Old Debt Holders").

           WHEREAS, Holding and Homeland filed a  Joint Plan   of
Reorganization  with  the   United   States Bankruptcy Court, District of
Delaware (the "Bankruptcy Court") on May 13, 1996 (the "Plan");

           WHEREAS, the Plan was accepted by, among others, the holders of the requisite percentage and amount of claims designated as "Class 5 Claims" under the Plan (including claims in respect of the Old Notes), and the Bankruptcy Court entered an order confirming the Plan on July 19, 1996;

           WHEREAS, the Plan became effective on August 2, 1996 (the "Effective Date"); and

           WHEREAS, pursuant to the Plan, (i) the Old Debt Holders are to receive, among other things, approximately 2,827,972 shares of Common
Stock  in  the aggregate   (the  "Original  Shares")  and  $60,000,000
aggregate principal amount of Senior Subordinated Notes (the  "Original
Notes"  and,  collectively  with   the Original   Shares,   the  "Original
Securities")   and (ii)  registration rights are to be granted to the  Old
Debt  Holders with respect to such Original  Securities on   the  terms
and  conditions  set  forth  in   this Agreement.

           NOW,  THEREFORE,  in  consideration  of  the mutual   covenants
and agreements contained herein, Holding and Homeland agree, and each Old Debt Holder by receipt of its Original Securities pursuant to the Plan is deemed to agree, as follows:



                                   DEFINITIONS

                 SECTION 1.1 Definitions. As used herein, the following terms shall have the meanings indicated:

                 "Bankruptcy  Court"  shall  have   the meaning given in
the recitals to this Agreement.

                "Business Day" shall mean any day other than   a  Saturday,
Sunday  or  other  day  on   which commercial banks in the City of New York
are authorized or obligated by law or executive order to close. Unless specifically stated as a Business Day, all days referred to herein shall mean calendar days.

                "Common  Stock" shall mean  the  common stock,  par  value
$.01 per share,  of  Holding  after Holding's   Amended   and   Restated
Certificate   of Incorporation is filed with the Secretary of  State  of the State of Delaware pursuant to the Plan and any and all securities of any kind whatsoever of Holding which may be issued after such filing with respect to, or in exchange for, shares of Common Stock pursuant to a
merger,  consolidation, reclassification, stock  split, stock    dividend,
rights   offering,    combination, recapitalization of Holding or otherwise.

                "Complying Response" shall mean, with respect to any Registration, each written request (other than an Initial Request)
submitted   by   a Remaining  Class  5  Holder  in  connection  with  such
Registration that (i) complies with Section 2.1(c)  and (ii)  is  received
by  the  Registrant(s)  within   15 Business  Days from the date on which
the Registrant(s) shall have given notice of the Initial Request for such Registration pursuant to Section 2.1(a).

                 "Confirmation Date" shall have the meaning given in the Plan.

                "Designated  Notes"  shall  mean,  with respect to any
Participating Holder in connection  with any   Registration,  the
Registrable  Notes  of   such Participating  Holder requested for inclusion
in  such Registration in compliance with Section 2.1(c).

                 "Designated Securities" shall mean, collectively, the Designated Notes and the Designated Shares.

                "Designated  Shares" shall  mean,  with respect to any
Participating Holder in connection  with any   Registration,  the
Registrable Shares of such Participating Holder requested for inclusion in such Registration in compliance with Section 2.1(c).

                "Effective Date" shall have the meaning given in the recitals to this Agreement.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 "Included  Notes"  shall  mean,   with respect  to  any
Registration, all of the Designated Notes requested for inclusion in such Registration or, in the case of a Registration in connection with an Underwritten Offering, any lesser amount of securities to which such Registration may be limited pursuant to Section 2.1(h).

                 "Included   Securities"  shall   mean, collectively,  the
Included  Notes  and  the  Included Shares.

                 "Included Shares" shall mean, with respect to any Registration, all of the Designated Shares requested for inclusion in such Registration or, in the case of a Registration in connection with an Underwritten Offering, any lesser number of shares to which such Registration may be limited pursuant to Sec tion 2.1(h).

               "Initial Request" shall have the meaning given in Section
2.1(a).

                "Managing Underwriter" shall  have  the meaning given in
Section 2.1(g).

                 "NASD"   shall   mean   the   National
Association of Securities Dealers, Inc.

                 "Old Debt Holders" shall have the meaning given in the recitals of this Agreement.

                "Old Notes" shall mean, collectively, Homeland's Series A Senior Secured Floating Rate Notes due 1997, Series C Senior Secured Fixed Rate Notes due 1999 and Series D Senior Secured Floating Rate Notes due 1997.

                "Original Notes" shall have the meaning given in the recitals to this Agreement.

                "Original Securities" shall have the meaning given in the recitals to this Agreement.

               "Original Shares" shall have the meaning given in the recitals to this Agreement.

                "Participating Holder" shall mean, with respect to any Registration, each Remaining Class 5 Holder that shall have submitted the Initial Request or a Complying Response in connection with such Registration.

                "Permitted Transferee" shall mean a Transferee that satisfies the eligibility, notice and other requirements set forth in
Section 2.1(b)(ii).

                "Person"  shall  mean  any  individual, partnership,
limited  liability company,  corporation, business    trust,   joint
stock   company,    trust, unincorporated  association, joint  venture,  or
other entity of whatever nature.

                "Plan" shall have the meaning given in the recitals of this Agreement.

                "Qualifying Old Debt Holder" shall mean an   Old   Debt
Holder  that  satisfies   the   notice requirements set forth in Section
2.1(b)(i).

                "Registrable Notes" shall mean, at any time, all Original Notes owned beneficially by either Qualifying Old Debt Holders or Permitted Transferees.

                "Registrable  Securities"  shall  mean,
collectively, the Registrable Notes and the Registrable
Shares.

                "Registrable Shares" shall mean, at any time, (i) all Original Shares owned beneficially by either Old Debt Holders or Permitted Transferees and (ii) all securities that at the time of issuance were
issued   in  respect  of  Registrable  Shares  to   the Remaining Class 5
Holder of such Registrable Shares by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, rights
offering,   recapitalization,  merger,   consolidation, other  reorganization
or otherwise, provided that such securities are owned beneficially by either Qualifying Old Debt Holders or Permitted Transferees.

                "Registrant(s)" shall mean (i) Holding, in the case of a Registration of Registrable Shares only and (ii) Holding and Homeland, in the case of a Registration of Registrable Shares and Registrable Notes.

                  "Registration"   shall    mean    any registration   of
Registrable   Securities   by   the Registrant(s)  with  the SEC under the
Securities  Act pursuant to Section 2.1(a).

                 "Registration  Document"   means   any Registration
Statement and any prospectus included therein (including any preliminary prospectus) and any amendment or supplement to such Registration Statement
or  prospectus,  in each case, including  all  exhibits thereto   and
documents  incorporated  by   reference therein.

                "Registration Expenses" shall mean  all expenses incident to any Registration, whether  or  not such Registration shall become effective and whether or not  all  or  a  portion of the Registrable  Securities
originally   requested   to   be   included   in   such Registration   are
ultimately   included   in    such Registration, including, but not limited
to:   (i)  all SEC  and stock exchange or NASD registration and filing fees and expenses; (ii) all fees and expenses of compliance with applicable state securities or "blue sky" laws (including, but not limited to, reasonable fees and disbursements of counsel for the Managing Underwriter, if any, in connection with "blue sky" qualifications of the
Included Securities);  (iii)  all word   processing,   duplicating,  printing
expenses, messenger and delivery expenses; (iv) all fees and expenses incurred in connection with the listing of the Included Securities on each securities exchange or national market system on which such securities are then listed; (v) all fees and disbursements of counsel for the
Registrant(s) and all independent certified public accountants (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance); (vi) all fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD); (vii) the reasonable fees and expenses of one counsel retained by Participating Holders owning not less than the Required Included Securities (which counsel shall be reasonably satisfactory to the Registrant(s)); (viii) the reasonable fees  and  expenses  of any special  experts  or  other Persons retained
by   the   Registrant(s));    and (ix)  premiums and other costs of policies
of insurance against liabilities arising out of the public offering of the Included Securities. The foregoing shall not include any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Included Securities by Participating Holders.

                "Registration Statement" shall mean a registration statement under the Securities Act.

               "Registration Trigger Amount" shall mean 470,000 Original
Shares.

                "Remaining Class 5 Holder" shall mean, at any time (i) each Qualifying Old Debt Holder that is at such time the beneficial owner of any Registrable Securities and (ii) each Permitted Transferee that is at such time the beneficial owner of any Registrable Securities.

                "Required Included Securities" shall mean, at any time, a majority of the Included Shares.

                 "Revocation  Notice"  shall  have  the meaning given in
Section 2.1(j).

                "Rule 144" shall mean Rule 144 of the General Rules and Regulations promulgated under the Securities Act, or any successor rule to similar effect.

                "Rule 144A" shall mean Rule 144A of the General Rules and Regulations promulgated under the Securities Act, or any successor rule to similar effect.

                "SEC" shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

                 "Securities   Act"  shall   mean   the Securities Act of
1933, as amended, and the  rules  and regulations promulgated thereunder.

                "Senior Subordinated Notes" shall mean the 10% Senior Subordinated Notes Due 2003 of Homeland.

                "Transferee" shall mean any beneficial owner of Registrable Securities other than an Old Debt Holder.

                "Underwritten Offering" shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

                 "Warrants"  shall  mean  warrants   to purchase  Common
Stock, including, without limitation, the Warrants of Holding issued pursuant to the Plan.

                 SECTION 1.2 Construction. Unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular and "or" is not exclusive.

                              ARTICLE II

                 SECTION 2.1     Demand Registration.

          (a) Demand Registration Rights. Subject to the terms and conditions of this Agreement (including, without limitation, Sections 2.1(b), (c), (d) and (j)), at any one time after the second anniversary of the Effective Date, one or more Remaining Class 5 Holders owning Registrable Shares at such time equal to or exceeding the Registration Trigger Amount may make a written request, which shall comply with Section 2.1(c) (an "Initial Request"), for Registration of (i) all of their Registrable
Shares or any portion thereof that at such time constitutes in the aggregate not less than the Registration Trigger Amount and/or (ii) all of their Registrable Notes or any portion thereof that at such time constitutes in the aggregate not less
$6,000,000 aggregate principal amount. Within 10 Business Days after receipt of such Initial Request, the Registrant(s) shall give written notice thereof (in the form attached hereto as Exhibit A) to all other Remaining Class 5 Holders and, subject to
Section 2.1(c), such other Remaining Class 5 Holders may request the inclusion of their Registrable Securities in such Registration. Thereafter, the Registrant(s) shall, in accordance with
Section 2.4, file a Registration Statement covering the Included Securities and use all reasonable efforts to cause such Registration Statement to become effective.

          (b)    Limitation on Registration Rights.

                      (i) Notwithstanding any other provision of this Agreement, the Registrant(s) shall have no obligations hereunder to any Old Debt Holder and no Old Debt Holder shall have any rights hereunder unless and until such Old Debt Holder shall have established to the reasonable satisfaction of the Registrant(s) (A) that such Old Debt Holder was the beneficial owner as of the Confirmation Date of Old Notes and (B) the series and principal amount thereof, which facts such Old Debt Holder can so establish by (1) delivering to Holding within 90 days of the Effective Date the written certification as to such facts of the record holder as of the Confirmation Date of such Old Debt Holder's Old Notes or (2) such other proof as shall be reasonably satisfactory to Holding.

                     (ii) Notwithstanding any other provision of this Agreement, the Registrant(s) shall have no obligations hereunder to any Transferee and no Transferee shall have any rights hereunder unless (A) the Original Securities held by such Transferee were originally owned by a Qualifying Old Debt Holder and each subsequent Transferee of such Original Securities (including, without limitation, the Person from whom such Transferee purchased or acquired such Original Securities) has complied timely with the requirements set forth in clauses (B) and (C) of this Section 2.1(b)(ii), (B) within 30 days of such Transferee's
acquisition  or  purchase of such Original  Securities, such   Transferee
delivers  to  Holding   a   written certification  (signed by an authorized
representative of such Transferee) certifying (1) the date of such Transferee's acquisition or purchase of such Original Securities and the
number of Original Shares and/or the principal   amount  of  Original  Notes
acquired   or purchased   by   such  Transferee,  (2)  the   identity
(including record and beneficial owner) and mailing address of such Transferee and the Person from whom such Transferee purchased or acquired such Original Securities, (3) the certificate number(s) and/or serial number(s) of the Original Securities transferred (if reasonably available), (4) to the knowledge of such Transferee, that the Person from whom such Transferee purchased or acquired such Original Securities was, at the time of such purchase or transfer, a Remaining
Class   5   Holder  (it  being  understood  that   such Transferee  shall
be entitled to rely on a  certificate or written representation of such
Person in making such certification),   and   (5)   that   such    securities
transferred constitute Registrable Securities and (C) within 30 days of such Transferee's acquisition or purchase of such Original Securities, such Transferee executes and delivers to Holding a supplement, in form and substance reasonably satisfactory to Registrant(s), pursuant to which such Transferee shall agree to be bound by the terms of this Agreement, including, without limitation, Section 2.5.

          (c) Form of Request. Any Remaining Class 5 Holder's request for Registration pursuant to this Section 2.1 shall (i) state the number of Registrable Shares and the aggregate principal amount of Registrable Notes to be included in such Registration,
(ii) contain reasonably detailed information as to prior sales of Original Securities by or on behalf of such Remaining Class 5
Holder, (iii) contain an undertaking to (1) furnish all such information and materials and take all such action as may be reasonably required in order to permit the Registrant(s) to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of the Registration Statement filed in connection with such Registration, (2) update, to the extent required by applicable law, any information about such Remaining Class 5 Holder contained in such Registration Statement during the period such Registration Statement is effective,
(3) indemnify and hold harmless each of the parties specified in
Section 2.5(b) to the extent provided in such Section 2.5(b) and to comply with the other provisions of Section 2.5 and (4) comply with all other provisions of this Agreement, (iv) in the case of an Initial Request, indicate whether an Underwritten Offering is requested in connection with such Registration and (v) contain a certification of such Remaining Class 5 Holder that, as of the date of delivery of such Remaining Class 5 Holder's request pursuant to this paragraph (c), (1) such Remaining Class 5 Holder is a "Remaining Class 5 Holder" as defined in Section 1.1, and
(2) the securities identified in such request as Registrable
Securities are "Registrable Securities" as defined in Section 1.1.

          (d) Limitations on Filings. Notwithstanding Section 2.1(a), the Registrant(s) shall not be obligated to file a Registration Statement pursuant to this Section 2.1 (i) other than pursuant to the first Initial Request received by the Registrant(s) and any Complying Responses in connection therewith (except as otherwise provided in Section 2.1(i)), (ii) with respect to any Designated Securities excluded from a Registration pursuant to Section 2.1(h), (iii) with respect to any Designated Securities with respect to which the Company shall not have received the undertaking referred to in Section 2.5(b), (iv) with respect to any Designated Securities that shall have ceased to be Registrable Securities, (v) after such time as Designated Shares that continue to be Registrable Shares no longer represent the Registration Trigger Amount or (vi) during the 180 day period following the date on which an earlier filed Registration
Statement (other than a Registration Statement on Form S-8) relating to shares of Common Stock, Warrants or other securities shall have become effective.

          (e) Registration Form. In the case of a Registration in connection with an Underwritten Offering that is a firm commitment underwriting, if the Registrant(s) propose or proposes to file a Registration Statement on Form S-3 (or any similar short-form Registration Statement), the Registrant(s) will comply with any request by the Managing Underwriter to use another per mitted form of Registration Statement if such Managing
Underwriter advises the Company in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of the offering, in which case such Registration shall be effected on the form recommended by the Managing Underwriter.

          (f) Expenses. All Registration Expenses shall be paid by the Registrant(s).

          (g) Underwritten Offering; Managing Underwriter. If the Initial Request shall so request, the offering of Registrable
Securities pursuant to any Registration shall be an Underwritten
Offering, in which event the Registrant(s) shall have the right to select a nationally recognized investment banker (or investment bankers) reasonably acceptable to the holders of the Required Included Securities that shall manage the offering (collectively, the "Managing Underwriter"). If requested by the Managing Underwriter for any Underwritten Offering, the
Registrant(s) shall enter into an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Registrant(s) and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.5.
The Participating Holders shall be parties to such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Registrant(s) to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holders and the conditions precedent to the obligations of such Participating Holders under such underwriting agreement shall be satisfactory to such Participating Holders. Such Participating Holders shall not be required to make any representations or warranties to the Registrant(s) or its underwriters other than representations or warranties regarding such Participating Holder and such Participating Holder's intended method of distribution.

          (h) Priority. In the case of a Registration in connection with an Underwritten Offering, if the Managing Underwriter shall advise the Registrant(s) in writing that, in its opinion, due to market conditions, the number of shares of Common Stock included in such Underwritten Offering should be limited to fewer than the aggregate number of Designated Shares, or the amount of Senior
Subordinated Notes included in such Underwritten Offering should be limited to less than the aggregate amount of Designated Notes, then (i) the Registration shall be limited to such aggregate number of shares of Common Stock and such aggregate amount of Senior Subordinated Notes as the Managing Underwriter shall advise and (ii) the Registrant(s) will promptly give written notice of such fact to each Participating Holder, indicating the number of Designated Securities of such Participating Holder that will be included in the Registration as so limited; provided that exclusions of Designated Securities shall be on a pro rata basis among all Participating Holders on the basis of the number of Designated Shares (in the case of Designated Shares) and the aggregate principal amount of Designated Notes (in the case of Designated Notes) of each such Participating Holder (treating the
Designated Notes and the Designated Shares as separate classes for purposes of such pro rata treatment).

          (i) Delay of Filing. The Registrant(s) shall be entitled to postpone for a reasonable period of time, not to exceed 180 days from the date of receipt of an Initial Request, the filing of the Registration Statement otherwise required to be filed by it pursuant to this Section 2.1 if the Board(s) of Directors of the Registrant(s) (i) in good faith determines at such time that such Registration and related offering would materially adversely affect or interfere with any proposed or pending financing, acquisition, corporate reorganization or other transaction or the conduct or outcome of any litigation, in each case, that involves the Registrant(s) or any subsidiary thereof and is material to the Registrant(s) and its subsidiaries, taken as a whole, and
(ii) as promptly as practicable gives all Participating Holders written notice of such postponement, setting forth the duration of and reasons for such postponement; provided, however, that the Registrant(s) shall not effect such a postponement more than once in any 360 day period.

          (j) Revocation of Request. In any Registration, Participating Holders owning the Required Included Securities may, on behalf of all Participating Holders, revoke the request for such Registration, without incurring any liability to the Registrant(s) or to any other Participating Holder, by providing written notice (a "Revocation Notice") to the Registrant(s) at any time prior to the initial filing with the SEC of a Registration Statement in such Registration. A request for Registration that is revoked pursuant to this Section 2.1(j) shall not constitute a request pursuant to Section 2.1(a) and the Remaining Class 5 Holders shall continue to have the right to make one request for Registration pursuant to Section 2.1(a) if such revocation is pursuant to (i) a Revocation Notice that is received by the Registrant(s) within 10 Business Days of the date on which the Registrant(s) shall have given written notice of postponement of the filing of the Registration Statement in such Registration pursuant to Section 2.1(i) or (ii) the first Revocation Notice to have been received by the Registrant(s) in circumstances other than as described in the preceding clause (i).

                 (k)   Effectiveness.   A  registration requested
pursuant  to Section  2.1(a)  shall  not  be deemed to have been effected:

                       (i)    unless   a   Registration Statement  with
respect  thereto  has  been   declared effective   by  the  SEC  and
remains  effective   in compliance  with the provisions of the  Securities
Act and  the  laws  of  any  state  or  other  jurisdiction applicable   to
the  disposition  of   all   Included Securities covered by such Registration
Statement until such  time as all of such Included Securities have been
disposed   of  in  accordance  with  such  Registration Statement;

                     (ii) if, after it has become effective, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental or regulatory agency or
court  for  any  reason  other  than  a  violation   of applicable  law
solely by the holders of Included Securities and has not thereafter become effective; or

                     (iii)   if,  in  the  case  of  an Underwritten
Offering,  the  conditions   to   closing specified  in the underwriting
agreement to which the Registrant(s) are party are not satisfied other than by reason of any breach or failure by the holders of the Included Securities, or are not otherwise waived.

          SECTION 2.2      Limitations on Registration Rights.

          (a) No Incidental Registrations. The Registrant(s) shall not be entitled to include in a Registration any shares of Common
Stock or any Senior Subordinated Notes other than the Designated
Securities, nor shall any Participating Holder have the right to include any of its Registrable Securities in any Registration
Statement other than pursuant to a Registration hereunder.

          (b) No Other Registration Rights. The Company will not hereafter enter into any agreement with respect to any shares of Common Stock or Warrants that grants to any Person incidental registration rights with respect to any Registration Statement pursuant to a Registration hereunder.

          SECTION 2.3 Holdback Agreements. In the case of a Registration in connection with an Underwritten Offering, each Remaining Class 5 Holder and the Registrant(s) agree not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144, of any shares of Common Stock or any Senior Subordinated Notes (other than the Included Securities pursuant to such Underwritten Offering) during the seven-day period prior, and the 180-day period following, the effective date of the Registration Statement in such Registration.

          SECTION 2.4 Registration Procedures. If and whenever the Registrant(s) is or are required to effect a Registration, the Registrant(s) shall, except as provided in Section 2.1(i), as expeditiously as possible:

          (a) prepare and file with the SEC as promptly as practicable, but in any event not later than 45 days after receipt of an Initial Request, a Registration Statement on any form for which the Registrant(s) then qualifies which counsel for the Company shall deem appropriate, subject to Section 2.1(e), and which form shall be available for the sale of the Included Securities in accordance with the intended methods of distribution thereof, and use all reasonable efforts to cause such Registration Statement to become effective; provided that as promptly as practicable, but in any event not later than four Business Days before filing any Registration Document with the SEC, the Registrant(s) shall furnish to each Participating Holder, the Managing Underwriter, if any, and one counsel selected by Participating Holders owning not less than the Required Included Securities copies of such Registration Document, which shall be subject to review by such Persons; the Registrant(s) shall not file any Registration Document to which the Managing Underwriter, if any, or Participating Holders owning not less than the Required Included Securities or such counsel of such Participating Holders shall have reasonably objected within three Business Days after receipt of such Registration Document (provided that the foregoing shall not limit the right of any Participating Holder identified in such Registration Document reasonably to object, within three Business Days after receipt of such Registration Document, to any particular information contained therein relating specifically to such Participating Holder, including any information describing the manner in which such Participating Holder acquired its Included Securities and the intended method of distribution thereof) and if the Registrant(s) is or are unable to file any such Registration Document due to any objection as provided herein, use its best efforts to cooperate with the Managing Underwriter, if any, and the Participating Holders to prepare, as promptly as reasonably practicable, a document that is satisfactory to the Registrant(s), the Managing Underwriter, if any, and the Participating Holders; provided further that if such Registration Document refers to any Participating Holder by name or otherwise as the holder of any Included Securities, then such Participating Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Participating Holder, to the effect that the the Registrant(s) by such Participating Holder of such securities does not necessarily make such Participating Holder a "Controlling Person" of the Registrant(s) within the meaning of the Securities Act and is not to be construed as a recommendation by such Participating Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Participating Holder will assist in meeting any future financial requirements of the Registrant(s), or (ii) in the event that such reference to such Participating Holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such Participating Holder; and the Registrant(s) shall notify each Participating Holder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the SEC such additional Registration Documents as may be necessary to keep the Registration Statement in such Registration effective until the earlier of (i) such time as all Included Securities have been sold and (ii) 90 days from the effective date of such Registration Statement or such longer period as may be required by the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all Included Securities during such period in accordance with the intended methods of disposition thereof set forth in such Registration Statement;

          (c) furnish to each Participating Holder and the Managing Underwriter, if any, copies of such Registration Documents in such Registration and in such numbers as may be required by the Securities Act or as any of the foregoing may reasonably request;

          (d) use all reasonable efforts to register or qualify the Included Securities under such other state securities or "blue sky" laws of such jurisdictions as any Participating Holder or the Managing Underwriter, if any, reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Participating Holders and the Managing
Underwriter, if any, to consummate the disposition in such jurisdictions of the Included Securities; provided that the Registrant(s) will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) use all reasonable efforts to cause the Included Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Registrant to enable each Participating Holder to consummate the disposition of its Included Securities;

          (f) at any time when a prospectus relating to the Included Securities is required to be delivered under the Securities Act, immediately notify each Participating Holder and the Managing
Underwriter, if any, of the happening of any event that comes to the attention of the Registrant(s) if as a result of such event the prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Registrant(s) will promptly prepare and furnish to each Participating Holder and the Managing Underwriter, if any, a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of Included Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (g) use all reasonable efforts to cause the Included Securities to be listed on each securities exchange or national market system on which such securities are then listed, if any, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for the Included
Securities no later than the effective date of Registration
Statement in such Registration;

          (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Participating Holders owning the Required Included
Securities or the Managing Underwriter, if any, reasonably request in order to expedite or facilitate the disposition of the Included Securities, including customary indemnification;

          (i) make available for inspection by any Participating Holder, the Managing Underwriter, if any, and any attorney, accountant or other agent retained by any Participating Holder or the Managing Underwriter, if any, all financial and other records, pertinent corporate documents and properties of the Registrant(s) and its subsidiaries as shall be reasonably necessary to enable such Persons to exercise their due diligence responsibility, and cause the Registrant(s) and its or their subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Person in connection with the Registration Statement in such Registration;

          (j) deliver an opinion of counsel for the Registrant(s) and a "cold comfort" letter from the independent public accountants of the Registrant(s) in customary form and covering such matters of the type customarily covered by opinions of issuer's counsel and "cold comfort" letters and such other matters as Participating Holders owning the Required Included Securities or the Managing Underwriters, if any, reasonably request; and

          (k) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement no later than 60 days after the end of the 12-month period commencing at the end of the fiscal quarter of the Registrant(s) in which the effective date of the Registration
Statement shall have occurred (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                Each  Participating Holder agrees that, upon  receipt
of any notice from the Registrant(s) of the happening of any event of the kind described in Sec tion 2.4(f), such Participating Holder will forthwith discontinue disposition of its Included Securities until such Participating Holder's receipt of the copies of the supplemented or amended
prospectus contemplated by   Section  2.4(f),  and,  if  so  directed  by
the Registrant(s) such Participating Holder will deliver to the Registrant(s) (at the expense of the Registrant(s)) all copies (including, but not limited to, any and all drafts), other than permanent file copies, then in such Participating Holder's possession, of the prospectus covering the Included Securities current at the time of receipt of such notice. In the event the Registrant(s) shall give any such notice, the period mentioned in Section 2.4(b) shall be extended by the greater of (i) 90 days and (ii) the number of days during the period from and including the date of the giving of such  notice pursuant  to Section 2.4(f) to and including  the  date
when each Participating Holder shall have received  the copies   of  the
supplemented  or  amended  prospectus contemplated by Section 2.4(f).

          SECTION 2.5         Indemnification.

          (a) Indemnification by the Registrant(s). In any Registration, each Registrant will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Participating Holder, its directors and officers, general partners, limited partners and managing directors, agents and representatives and each other Person who participates as an underwriter in the offering or sale of such securities and each affiliate of such Participating Holder or underwriter (and directors, officers, controlling Persons, partners, managing directors, agents and representatives of any of the foregoing), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement) to which such Participating Holder or underwriter, or any such director, officer, controlling person, partner, managing director, agent or representative may become subject under the federal securities laws, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Document in such Registration, (ii) any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Registrant(s) of any federal, state or common law rule or regulation applicable to the Registrant(s) and relating to action required of or inaction by the Registrant(s) in connection with such Registration, and the Registrant(s) will reimburse each Participating Holder or underwriter and each such director, officer, controlling person, partner, managing director, agent or representative for any legal or any other expenses reasonably incurred by them, as and when incurred, in connection with investigating or defending such loss, claim, damage, liability, action or proceeding; provided that the Registrant(s) shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Document in reliance upon and in conformity with written information furnished to the Registrant(s) through an instrument duly executed by such Participating Holder in such Participating Holder's capacity as a stockholder or debt holder of the Registrant(s) or any such director, officer, controlling Person, partner, managing director, agent, representative or underwriter specifically stating that it is for use in the preparation thereof; provided further that the Registrant(s) shall not be liable to any Participating Holder, any Person, if any, who participates as an underwriter in the offering or sale of Included Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section 2.5 with respect to any Registration Document, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold
Included Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, covering such Included Securities if the Registrant(s) had previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, had corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Participating Holder or underwriter or any such director, officer, controlling person, partner, managing director, agent or representative and shall survive the transfer by such Participating Holder of its Included Securities.

          (b) Indemnification by the Participating Holders and Under writers. As a condition to including any Designated Securities in any Registration, each Registrant shall have received an undertaking reasonably satisfactory to it from each Participating
Holder or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5(a)) each Registrant and its or their directors, officers, controlling Persons and all other prospective sellers
(including, but not limited to, all other Participating Holders) and their respective directors, officers, general and limited partners, managing directors, and their respective controlling
Persons with respect to any statement or alleged statement in or omission or alleged omission from any Registration Document in such Registration, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Registrant(s) or its or their representatives through an instrument duly executed by or on behalf of such Participating
Holder or underwriter specifically stating that it is for use in the preparation of such Registration Document. Such indemnity shall remain in full force and effect regardless of any inves tigation made by or on behalf of the Registrant(s) or any Participating Holder, underwriter or any of their respective directors, officers, general or limited partners, managing directors or controlling Persons and shall survive the transfer by such Participating Holder of its Included Securities; provided, however, that no such Participating Holder shall be liable under Section 2.5 for any amounts exceeding the amount of proceeds (net of any underwriting commissions, discounts and the like) to be received by such Participating Holder in connection with the sale of its Included Securities.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of, written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.5, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event each Participating Holder will have the right to retain at its own expense, counsel with respect to the defense of a claim.

          (d) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 2.5 (with appropriate modifications) shall be given by the Registrant(s) and each Participating Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          (e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2.5 is for any reason held to be unavailable to an indemnified party in accordance with its terms, the Registrant(s) and each Participating Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agree ment incurred by Registrant(s) and the Participating Holder
(i) in such proportion as is appropriate to reflect the relative benefits received by the Registrant(s), on the one hand, and the Participating Holder in question, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the benefits referred to in clause (i), but also the relative fault of the Registrant(s) and each Participating Holder in question in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages and expenses, as well as any other relevant equitable considerations.
The relative fault of the Registrant(s), on the one hand, and of the Participating Holder, on the other hand, shall, be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by each Registrant(s), on the one hand, or by the Participating Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any Person having liability under Section 11 of the Securities Act other than the Registrant(s) and the Participating Holders.


                              ARTICLE II

                            MISCELLANEOUS

          SECTION 3.1 Effectiveness. The terms of this Agreement shall be effective as of the Effective Date.

          SECTION 3.2 Amendments. This Agreement cannot be amended, modified or supplemented except (a) as contemplated by Section
2.1(b)(ii)(C) and (b) by a written instrument signed by Holding, Homeland and the Remaining Class 5 Holders owning at the time of execution thereof not less than a majority in number of the Registrable Shares and a majority in aggregate principal amount of Registrable Notes, provided, however, that without the written consent of each such holder affected thereby no amendment, modification or supplement pursuant to clause (b) above may make a change that (i) increases the obligations of such holder or
(ii) adversely affects the rights of such holder under Section 2.5.

          SECTION 3.3 Term of Agreement. This Agreement shall commence on the Effective Date and shall terminate, except for the provisions of Section 2.5 which shall survive such termination, on the earliest to occur of (i) the seventh anniversary of the Effective Date, (ii) the date on which the effectiveness of a Registration Statement that has become effective (within the meaning of Section 2.1(k)) in a Registration shall have been terminated and (iii) such time as the Registrable Shares and the Registrable Notes no longer represent the Registration Trigger Amount.

          SECTION 3.4 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          SECTION 3.5 Specific Performance. Irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and the Registrant(s) and the Remaining Class 5 Holders, as the case may be, shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 3.6 Complete Agreement. This Agreement contains the entire agreement of Holding, Homeland and the Old Debt Holders in respect of the subject matter contained herein and the transactions contemplated hereby. There are no restrictions, agreements, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This
Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

          SECTION   3.7.    Assignment.     The
registration   and  other  rights  provided   in   this
Agreement, and the obligations of Holding and Homeland hereunder, are not assignable to any Person (including, without limitation, any Transferee) except to the extent expressly provided in Section 2.1(b)(ii).

          SECTION  3.8.   Notices.   Any  notice, request,  instruction
or other document  to  be  given hereunder  shall  be  in writing,  shall
be  delivered personally  or  sent  by  Federal  Express   or   other
overnight  delivery  service,  (a)  if  to  Holding  or Homeland,   to
Homeland  Holding  Corporation,   2601 Northwest  Expressway,  Oil Center
East, 11th Floor, Oklahoma city, OK 73112, Attention: Secretary, or to such other address as Holding or Homeland shall specify by written notice, and (b) if to any Old Debt Holder or Permitted Transferee, to such address (which shall not be a post office box, but shall be an address to which
overnight delivery services will deliver) as  such  Old Debt   Holder  or
Permitted  Transferee   shall   have specified in a written notice to Holding
(which may be amended by subsequent written notice), a copy of which written notice shall be on file with the Secretary of Holding. Notwithstanding any other provision of this Agreement, unless and until Holding shall have received such notice of address from an Old Debt Holder or Permitted Transferee, the Registrant(s) shall have no obligation to such Old Debt Holder with respect to the giving of any notice otherwise required hereunder. Notice shall be effective when sent in the manner, and directed as, provided above or, if delivered per sonally, when received.

             SECTION  3.9.   Governing  Law.   This Agreement  shall  be
governed  by  and  construed   in accordance  with  the laws of the State
of New York, without regard to applicable principles of conflicts of laws.

             SECTION  3.10.  Severability.  Whenever possible,  each
provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of
this  Agreement is held to be prohibited by or  invalid under   applicable
law,  such   provision   will   be ineffective  only to the extent of such
prohibition or invalidity, without invalidating the remainder of this Agreement, except to the extent that such prohibition or invalidity would constitute a material change in the terms of this Agreement taken as a whole.

             SECTION 3.11.  Rule 144 and Rule  144A. The  Registrant(s)
shall take all  actions  reasonably necessary  to enable the Remaining Class
5  Holders  to sell  their Registrable Securities without registration under  the Securities Act within the limitation of  the exemptions provided
by (i) Rule 144, (ii) Rule 144A, or (iii)   any  similar  rules  or
regulations hereafter adopted by the SEC, including, without limitation, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of any such holder, the Registrant(s) shall deliver to such holder a written statement as to whether they have complied with such requirements.

                IN WITNESS WHEREOF, each of Holding and Homeland has executed, and each Old Debt Holder by receipt of its Original Shares is deemed to have executed, this Agreement as of the date first above written.

      HOMELAND  STORES, INC.          HOMELAND  HOLDING CORPORATION


      By:   _____________________     By:___________________________
        Name:                           Name:
        Title:                          Title:










































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